Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Year-End 2010 Earnings

•	Equity and fixed-income assets surpass $82 billion at year end

•	Fixed-income fund and separate account assets increase by $7 billion during 2010

•	Average money market assets increase $4 billion during Q4 2010

(PITTSBURGH, Pa., Jan. 27, 2011) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.45 for the quarter ended Dec. 31, 2010 compared to $0.42 for the prior quarter and $0.51 for the same quarter last year. Net income was $46.4 million for Q4 2010 compared to $43.1 million for the prior quarter and $51.9 million for Q4 2009. During Q4 2010, Federated recorded a non-cash impairment charge of $3.2 million or $0.02 per diluted share after tax related to intangible assets associated with a prior-year acquisition.

For the year ended Dec. 31, 2010, Federated reported EPS of $1.73 compared to $1.92 for 2009. For 2010, net income was $179.1 million compared to $197.3 million for 2009.

Federated’s total managed assets were $358.2 billion at Dec. 31, 2010, up $16.9 billion or 5 percent from $341.3 billion reported at Sept. 30, 2010 and down $31.1 billion or 8 percent from $389.3 billion at Dec. 31, 2009. Average managed assets for Q4 2010 were $345.7 billion, up $7.1 billion or 2 percent from $338.6 billion reported for Q3 2010 and down $42.4 billion or 11 percent from $388.1 billion reported for Q4 2009.

Through challenging equity and fixed income markets in 2007 and 2008, Federated’s money market assets increased by $182 billion. As markets recovered in 2009 and 2010, Federated’s money market products experienced $80 billion in net outflows, reflecting industry-wide trends. At the same time, Federated acquired $17 billion in assets from other money-market providers. Federated’s money market assets have increased a total of $102.4 billion since the end of 2006 to $276.0 billion at Dec. 31, 2010.

“In the last year, the strategic balance of Federated’s diverse product line again benefited our clients and shareholders,” said J. Christopher Donahue, president and chief executive officer. “In addition to bond asset growth, strong interest in the Federated Strategic Value Dividend Fund contributed to Federated’s equity asset increase during the year as investors moved to classic dividend-paying stocks as a source of income.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Feb. 15, 2011 to shareholders of record as of Feb. 8, 2011. Over the last three years, Federated has paid $703 million or $6.87 per share in dividends reflecting the company’s success and profitability over challenging and changing market conditions. During Q4 2010, Federated purchased 222,226 shares of Federated class B common stock for $5.0 million. In 2010, the company purchased 659,675 shares of Federated class B common stock for $14.2 million.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q4 and Year-End 2010 Earnings	Page 2 of 10

Federated’s fixed-income assets were $40.7 billion at Dec. 31, 2010, up $6.9 billion or 20 percent from $33.8 billion at Dec. 31, 2009 and up $0.5 billion from $40.2 billion at Sept. 30, 2010. During 2010, Federated’s fixed-income separate account assets increased by 63 percent to $8.8 billion. Fixed-income assets in liquidation portfolios were $10.7 billion at Dec. 31, 2010. Net bond fund sales for the quarter were driven by strong flows into Federated Total Return Bond Fund, a multi-sector product; flows into several short-duration funds; and flows into Federated Institutional High Yield Bond Fund and Federated Strategic Income Fund.

Federated’s equity assets were $30.8 billion at Dec. 31, 2010, up $1.1 billion or 4 percent from $29.7 billion on Dec. 31, 2009 and up $1.7 billion or 6 percent from $29.1 billion at Sept. 30, 2010. Net sales for the quarter were led by Federated Strategic Value Dividend Fund, Federated Max-Cap Index Fund, Federated Kaufmann Large Cap Fund, Federated Clover Small Value Fund and Federated International Strategic Value Dividend Fund.

Money market assets in both funds and separate accounts were $276.0 billion at Dec. 31, 2010, down $37.3 billion or 12 percent from $313.3 billion at Dec. 31, 2009 and up $15.1 billion or 6 percent from $260.9 billion at Sept. 30, 2010. Money market mutual fund assets were $244.8 billion at Dec. 31, 2010, down $36.8 billion or 13 percent from $281.6 billion at Dec. 31, 2009 and up $11.2 billion or 5 percent from $233.6 billion at Sept. 30, 2010. Assets at Dec. 31, 2010 included $14.1 billion acquired from SunTrust Banks, Inc.’s products during Q3 and Q4 2010.

Financial Summary

Q4 2010 vs. Q4 2009

For Q4 2010, revenue decreased by $19.5 million or 7 percent from the same quarter last year. The decrease in revenue primarily reflects a decrease resulting from lower average money market assets. This decrease was partially offset by the impact of increased average fixed-income and equity assets. As detailed at the end of this financial summary, voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields increased during Q4 2010 compared to Q4 2009.

In Q4 2010, Federated derived 50 percent of its revenue from money market assets, 49 percent from fluctuating assets (31 percent from equity assets and 18 percent from fixed-income assets) and 1 percent from other products and services.

Operating expenses for Q4 2010 were $166.3 million compared to $178.4 million for Q4 2009. This decrease of $12.1 million was primarily a result of lower distribution expenses due to lower average money market assets and higher fee-waiver-related reductions.

Q4 2010 vs. Q3 2010

Compared to the prior quarter, revenue increased by $3.1 million or 1 percent. The increase in revenue reflects higher average equity, money market and fixed-income assets. Voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields increased during Q4 2010 compared to Q3 2010 (see table).

Federated Reports Q4 and Year-End 2010 Earnings	Page 3 of 10

Operating expenses for Q4 2010 decreased by $0.8 million compared to Q3 2010.

2010 vs. 2009

Revenue for 2010 decreased by $224.1 million or 19 percent compared to the prior year. The decrease in revenue primarily reflects a decrease resulting from lower average money market assets. This decrease was partially offset by the impact of increased average fixed-income and equity assets. Voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields increased for 2010 compared to 2009 (see table).

In 2010, Federated derived 50 percent of its revenue from money market assets, 49 percent from fluctuating assets (31 percent from equity assets and 18 percent from fixed-income assets) and 1 percent from other products and services.

Operating expenses for 2010 decreased by $204.5 million or 24 percent compared to last year. The decrease primarily reflects lower distribution expenses from the aforementioned fee waivers and lower average money market assets. Also contributing to the decrease in operating expenses was the recognition of insurance proceeds in Q2 2010.

Nonoperating expenses increased $6.3 million for 2010 compared to 2009 primarily due to an increase in recourse debt expense associated with the company’s term loan, which was amended and restated in Q2 2010. This increase was partially offset by higher investment income.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Fee waivers to produce positive or zero net yields could vary significantly based on market conditions. The amount of these waivers will be determined by a variety of factors including, but not limited to, available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve and the U.S. Department of the Treasury, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated’s willingness to continue these waivers.

Money Market Fund Yield Waiver Impact

(in millions)

	Quarter Ended		Change Q4 2009 to Q4 2010	Quarter ended Sept. 30, 2010[1]	Change Q3 2010 to Q4 2010	Year Ended		Change 2009 to 2010
(Decrease)/Increase	Dec. 31, 2010	Dec. 31, 2009				Dec. 31, 2010	Dec. 31, 2009
Revenue	$(60.0)	$(57.5)	$(2.5)	$(53.8)	$(6.2)	$(241.6)	$(120.6)	$(121.0)
Distribution expense	(47.7)	(42.6)	(5.1)	(42.6)	(5.1)	(186.6)	(86.4)	(100.2)

Operating Income	$(12.3)	$(14.9)	$2.6	$(11.2)	$(1.1)	$(55.0)	$(34.2)	$(20.8)

1)	Reflects income statement reclassifications.

Federated Reports Q4 and Year-End 2010 Earnings	Page 4 of 10

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, Jan. 28, 2011. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Feb. 4, 2011 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 364860.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $358.2 billion in assets as of Dec. 31, 2010. With 136 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 5,000 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of fixed-income fund managers and the top 7 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

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1	Strategic Insight, Nov. 30, 2010. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, product demand and asset flows, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Year-End 2010 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended Dec. 31,		% Change Q4 2009 to	Quarter Ended Sept. 30,	% Change Q3 2010 to
	2010	2009	Q4 2010	2010	Q4 2010
Revenue
Investment advisory fees, net	$165,174	$175,586	(6)%	$163,783	1%
Administrative service fees, net	54,410	61,884	(12)	53,085	2
Other service fees, net	25,054	26,124	(4)	24,645	2
Other, net	679	1,216	(44)	660	3

Total Revenue	245,317	264,810	(7)	242,173	1

Operating Expenses
Compensation and related	56,384	62,359	(10)	61,387	(8)
General and administrative
Distribution	69,141	76,718	(10)	68,800	0
Professional service fees	9,385	8,260	14	9,401	(0)
Office and occupancy	5,968	6,194	(4)	5,841	2
Systems and communications	5,831	5,599	4	5,362	9
Travel and related	3,456	3,743	(8)	2,692	28
Advertising and promotional	2,630	2,847	(8)	2,724	(3)
Other	4,577	5,274	(13)	4,494	2

Total general and administrative	100,988	108,635	(7)	99,314	2
Intangible asset impairment and amortization	5,989	3,909	53	3,397	76
Amortization of deferred sales commissions	2,924	3,526	(17)	2,987	(2)

Total Operating Expenses	166,285	178,429	(7)	167,085	(0)

Operating Income	79,032	86,381	(9)	75,088	5

Nonoperating Income (Expenses)
Investment income, net	3,980	814	389	4,475	(11)
Debt expense––recourse	(4,853)	(975)	398	(4,958)	(2)
Other, net	(184)	(212)	(13)	(65)	183

Total Nonoperating Expenses, net	(1,057)	(373)	183	(548)	93

Income before income taxes	77,975	86,008	(9)	74,540	5
Income tax provision	29,344	31,308	(6)	26,477	11

Net income including noncontrolling interests in subsidiaries	48,631	54,700	(11)	48,063	1
Less: Net income attributable to noncontrolling interests in subsidiaries	2,230	2,803	(20)	5,007	(55)

Net Income	$46,401	$51,897	(11)%	$43,056	8%

Amounts Attributable to Federated Earnings Per Share[1]
Basic and Diluted	$0.45	$0.51	(12)%	$0.42	7%

Weighted-average shares outstanding
Basic	99,976	99,763		99,916
Diluted	99,998	99,938		99,954

Dividends declared per share	$0.24	$0.24		$0.24

1)	Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $1.4 million, $1.4 million and $1.3 million for the quarterly periods ended Dec. 31, 2010, Dec. 31, 2009 and Sept. 30, 2010, respectively.

Federated Reports Q4 and Year-End 2010 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Year Ended Dec. 31,		% Change
	2010	2009
Revenue
Investment advisory fees, net	$639,404	$749,823	(15)%
Administrative service fees, net	215,643	261,610	(18)
Other service fees, net	94,035	158,999	(41)
Other, net	2,861	5,518	(48)

Total Revenue	951,943	1,175,950	(19)

Operating Expenses
Compensation and related	242,853	254,428	(5)
General and administrative
Distribution	259,210	410,019	(37)
Office and occupancy	22,958	24,509	(6)
Systems and communications	22,828	23,470	(3)
Professional service fees	18,980	38,133	(50)
Travel and related	11,461	11,374	1
Advertising and promotional	10,110	11,085	(9)
Other	19,044	22,669	(16)

Total general and administrative	364,591	541,259	(33)
Intangible asset impairment and amortization	22,511	32,574	(31)
Amortization of deferred sales commissions	12,197	18,462	(34)

Total Operating Expenses	642,152	846,723	(24)

Operating Income	309,791	329,227	(6)

Nonoperating Income (Expenses)
Investment income, net	6,872	3,308	108
Debt expense––recourse	(15,049)	(4,345)	246
Other, net	(494)	(1,372)	(64)

Total Nonoperating Expenses, net	(8,671)	(2,409)	260

Income before income taxes	301,120	326,818	(8)
Income tax provision	111,957	118,278	(5)

Net income including noncontrolling interests in subsidiaries	189,163	208,540	(9)
Less: Net income attributable to noncontrolling interests in subsidiaries	10,049	11,248	(11)

Net Income	$179,114	$197,292	(9)%

Amounts Attributable to Federated Earnings Per Share[1]
Basic	$1.73	$1.93	(10)%
Diluted	$1.73	$1.92	(10)%

Weighted-average shares outstanding
Basic	99,925	99,923
Diluted	99,993	100,056

Dividends declared per share	$2.22	$0.96

1)	Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $6.4 million and $4.9 million for the twelve months ended Dec. 31, 2010 and Dec. 31, 2009, respectively.

Federated Reports Q4 and Year-End 2010 Earnings	Page 7 of 10

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 31,	Dec. 31,
	2010	2009
Assets
Cash and other investments	$333,641	$121,990
Other current assets	39,529	62,797
Deferred sales commissions, net	10,317	15,318
Intangible assets, net and goodwill	720,825	662,996
Other long-term assets	49,192	49,332

Total Assets	$1,153,504	$912,433

Liabilities and Equity
Current liabilities	$214,352	$196,998
Long-term debt—recourse	361,250	105,000
Long-term debt—nonrecourse	4,436	13,556
Other long-term liabilities	79,751	54,151
Equity excluding treasury stock	1,272,324	1,338,117
Treasury stock	(778,609)	(795,389)

Total Liabilities and Equity	$1,153,504	$912,433

Federated Reports Q4 and Year-End 2010 Earnings	Page 8 of 10

Changes in Equity and Fixed-Income Fund Assets

(in millions)

	Quarter Ended			Year Ended Dec. 31,
	Dec. 31, 2010	Dec. 31, 2009	Sept. 30, 2010	2010	2009
Equity Funds
Beginning assets	$21,325	$20,350	$19,344	$20,960	$17,562

Sales	1,756	1,555	1,639	6,288	5,560
Redemptions	(1,937)	(1,488)	(1,582)	(7,041)	(5,607)

Net (redemptions) sales	(181)	67	57	(753)	(47)
Net exchanges	7	(11)	(31)	(47)	(90)
Acquisition related	0	0	0	0	257
Market gains and reinvestments[1]	1,475	554	1,955	2,466	3,278

Ending assets	$22,626	$20,960	$21,325	$22,626	$20,960

Fixed-Income Funds
Beginning assets	$32,211	$26,960	$30,651	$28,427	$19,321

Sales	3,820	4,355	3,655	15,595	16,892
Redemptions	(3,743)	(3,095)	(2,829)	(13,136)	(10,073)

Net sales	77	1,260	826	2,459	6,819
Net exchanges	(71)	27	20	(20)	128
Market (losses) gains and reinvestments[1]	(284)	180	714	1,067	2,159

Ending assets	$31,933	$28,427	$32,211	$31,933	$28,427

1)	Reflects the approximate changes in the market value of the securities held by the funds and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q4 and Year-End 2010 Earnings	Page 9 of 10

Changes in Equity and Fixed-Income Separate Account Assets and Liquidation Portfolios

(in millions)

	Quarter Ended			Year Ended Dec. 31,
	Dec. 31, 2010	Dec. 31, 2009	Sept. 30, 2010	2010	2009
Equity Separate Accounts[1]
Beginning assets	$7,808	$8,774	$7,470	$8,713	$9,099

Sales[2]	464	—	522	1,689	—
Redemptions[2]	(760)	—	(975)	(3,149)	—

Net redemptions[2]	(296)	(419)	(453)	(1,460)	(1,515)
Net exchanges	10	16	9	41	86
Acquisition related	0	0	0	0	(257)
Market gains and reinvestments[3]	654	342	782	882	1,300

Ending assets	$8,176	$8,713	$7,808	$8,176	$8,713

Fixed-Income Separate Accounts[1]
Beginning assets	$7,963	$5,079	$7,361	$5,360	$4,165

Sales[2]	1,014	—	530	4,303	—
Redemptions[2]	(150)	—	(244)	(1,228)	—

Net sales [2]	864	241	286	3,075	510
Market (losses) gains and reinvestments[3]	(55)	40	316	337	685

Ending assets	$8,772	$5,360	$7,963	$8,772	$5,360

Liquidation Portfolios[4]
Beginning assets	$11,071	$13,073	$11,491	$12,596	$1,505

Sales[2]	2	—	3	12	—
Redemptions[2]	(365)	—	(423)	(1,900)	—

Net (redemptions) sales [2]	(363)	(478)	(420)	(1,888)	11,085
Market gains and reinvestments[3]	0	1	0	0	6

Ending assets	$10,708	$12,596	$11,071	$10,708	$12,596

1)	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products.
2)	For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains (losses) and reinvestments. Sales and Redemptions data was not reported prior to 2010, therefore some historical data is not available.
3)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
4)	Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management-fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.

Federated Reports Q4 and Year-End 2010 Earnings	Page 10 of 10

MANAGED ASSETS (in millions)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
By Asset Class
Equity	$30,802	$29,133	$26,814	$30,066	$29,673
Fixed-income	40,705	40,174	38,012	35,527	33,787
Money market	276,026	260,899	260,519	272,344	313,260
Liquidation portfolios[1]	10,708	11,071	11,491	11,930	12,596

Total Managed Assets	$358,241	$341,277	$336,836	$349,867	$389,316

By Product Type
Mutual Funds:
Equity	$22,626	$21,325	$19,344	$21,445	$20,960
Fixed-income	31,933	32,211	30,651	30,007	28,427
Money market	244,796	233,611	231,205	240,160	281,569

Total Fund Assets	$299,355	$287,147	$281,200	$291,612	$330,956

Separate Accounts:
Equity	$8,176	$7,808	$7,470	$8,621	$8,713
Fixed-income	8,772	7,963	7,361	5,520	5,360
Money market	31,230	27,288	29,314	32,184	31,691

Total Separate Accounts	$48,178	$43,059	$44,145	$46,325	$45,764

Total Liquidation Portfolios[1]	$10,708	$11,071	$11,491	$11,930	$12,596

Total Managed Assets	$358,241	$341,277	$336,836	$349,867	$389,316

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
By Asset Class
Equity	$30,108	$28,033	$28,781	$29,493	$29,343
Fixed-income	40,686	39,192	35,920	34,962	33,164
Money market	263,976	260,098	260,634	290,094	312,761
Liquidation portfolios[1]	10,926	11,313	11,759	12,320	12,881

Total Avg. Assets	$345,696	$338,636	$337,094	$366,869	$388,149

By Product Type
Mutual Funds:
Equity	$22,090	$20,411	$20,590	$20,971	$20,625
Fixed-income	32,369	31,491	30,266	29,329	27,903
Money market	236,500	232,230	230,353	255,985	283,353

Total Avg. Fund Assets	$290,959	$284,132	$281,209	$306,285	$331,881

Separate Accounts:
Equity	$8,018	$7,622	$8,191	$8,522	$8,718
Fixed-income	8,317	7,701	5,654	5,633	5,261
Money market	27,476	27,868	30,281	34,109	29,408

Total Avg. Separate Accts.	$43,811	$43,191	$44,126	$48,264	$43,387

Total Avg. Liquidation Portfolios[1]	$10,926	$11,313	$11,759	$12,320	$12,881

Total Avg. Managed Assets	$345,696	$338,636	$337,094	$366,869	$388,149

1)	Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management-fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.